Exhibit 99.1

PRESS RELEASE

INVESTOR CONTACT:

Lisa L. Ewbank

Synopsys, Inc.

650-584-1901

EDITORIAL CONTACT:

Yvette Huygen

Synopsys, Inc.

650-584-4547

yvetteh@synopsys.com

SYNOPSYS POSTS FINANCIAL RESULTS FOR
FIRST QUARTER FISCAL YEAR 2008

MOUNTAIN VIEW, Calif.—February 20, 2008—Synopsys, Inc. (Nasdaq:SNPS), a world leader in software and IP for semiconductor design and manufacturing, today reported results for its first quarter ended January 31, 2008.

For the first quarter, Synopsys reported revenue of $315.5 million, a 5.1 percent increase compared to $300.2 million for the first quarter of fiscal 2007.

“We exit the first quarter with our year solidly on track in terms of revenue and earnings growth, operating margin expansion, an excellent balance sheet, and advanced technology,” said Aart de Geus, chairman and CEO of Synopsys.  “And with more than 90 percent of our revenue under time-based licenses, we adhered strongly to our predictable business model.”

GAAP Results

On a generally accepted accounting principles (GAAP) basis, net income for the first quarter of fiscal 2008 was $46.4 million, or $0.31 per share, compared to $23.4 million, or $0.16 per share, for the first quarter of fiscal 2007.

Non-GAAP Results

On a non-GAAP basis, net income for the first quarter of fiscal 2008 was $66.0 million, or $0.44 per share, compared to non-GAAP net income of $44.0 million, or $0.30 per share, for the first quarter of fiscal 2007.

Non-GAAP net income consists of GAAP net income excluding employee share-based compensation expense calculated in accordance with FAS 123(R) and, to the extent incurred in a particular quarter or period, amortization of intangible assets, in-process research and development charges, integration and other acquisition-related expenses, facilities and workforce realignment charges, and other significant items which, in the opinion of management, are infrequent or non-recurring.  See “GAAP Reconciliation” below.

Financial Targets

Synopsys also provided its operating model targets for the second quarter and full fiscal year 2008.  These targets constitute forward-looking information and are based on current expectations.  For a discussion of factors that could cause actual results to differ materially from these targets, see “Forward-Looking Statements” below.

Second Quarter of Fiscal Year 2008 Targets:

•                  Revenue: $317 million - $325 million

•                  GAAP expenses: $269 million - $283 million

•                  Non-GAAP expenses: $242 million - $252 million

•                  Other income and expense: $0 - $4 million

•                  Tax rate applied in non-GAAP net income calculations: 26 - 27 percent

•                  Fully diluted outstanding shares: 145 million - 150 million

•                  GAAP earnings per share: $0.22 - $0.26

•                  Non-GAAP earnings per share: $0.37 - $0.39

•                  Revenue from backlog: greater than 90 percent

Full Fiscal Year 2008 Targets:

•                  Revenue: $1.300 billion - $1.315 billion

•                  Tax rate applied in non-GAAP net income calculations: 26 - 27 percent

•                  Fully diluted outstanding shares: 145 million - 150 million

•                  GAAP earnings per share: $1.03 - $1.12

•                  Non-GAAP earnings per share: $1.56 - $1.61

•                  Cash flow from operations: greater than $325 million

GAAP Reconciliation

Synopsys’ management evaluates and makes decisions about the Company’s business operations primarily based on the bookings, revenue, and direct, ongoing and recurring costs of those operations.  Management does not believe amortization of intangible assets, in-process research and development charges, integration and other acquisition-related expenses, facilities and workforce realignment charges and other significant infrequent items are ongoing and recurring operating costs of its core software, intellectual property and service business operations.   In addition, while employee share-based compensation expense calculated in accordance with FAS 123(R) and change in the fair value of the Company’s non-qualified deferred compensation plan obligations constitute ongoing and recurring expenses of the Company, such expenses are excluded from non-GAAP results because they are not expenses that require cash settlement by the Company and because such expenses are not used by management to assess the core performance of the Company’s business operations.  Therefore, management excludes such costs, to the extent incurred in a particular quarter, from the following historical and targeted GAAP financial measures included in this earnings release: total cost of revenue, gross margin, total operating expenses, operating income, income before provision (benefit) for income taxes, provision (benefit) for income taxes, net income and net income per share.

For each such measure, excluding these costs provides management with more consistent, comparable information about the Company’s core performance.  For example, since the Company does not acquire businesses on a predictable cycle, management would have difficulty evaluating the Company’s performance as measured by gross margin, operating margin, income before taxes and net income on a period-to-period basis unless it excluded acquisition-related charges.  Similarly, the Company does not undertake significant restructuring or realignments on a regular basis, and, as a result, excludes associated charges in order to enable better and more consistent evaluations of the Company’s operating expenses before and after such actions are taken.  Management also uses these measures to help it make budgeting decisions, for example, as between product development expenses (which affect cost of revenue and gross margin) and research and development, sales and marketing and general and administrative expenses (which affect operating expenses and operating margin).  Finally, the availability of such information helps management track performance to both internal and externally communicated financial targets and to its competitors’ operating results.

Management recognizes that the use of these non-GAAP measures has certain limitations, including the fact that management must exercise judgment in determining whether certain types of charges, such as those relating to workforce reductions executed in the ordinary course, should be excluded from non-GAAP results.  However, management believes that, although it is important for investors to understand GAAP measures, providing investors with these non-GAAP measures gives them additional important information to enable them to assess, in a way management assesses, Synopsys’ current and future continuing operations.

Reconciliation of First Quarter Results

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP net income and earnings per share for periods indicated below:

GAAP to Non-GAAP Reconciliation of First Quarter Results

(unaudited, in thousands, except per share amounts)

	Three Months Ended
	January 31,
Income Statement Reconciliation	2008	2007
GAAP net income	$46,445	$23,357
Adjustments:
Amortization of intangible assets	11,624	13,353
Share-based compensation	15,644	16,215
Tax effect	(7,697)	(8,920)
Non-GAAP net income	$66,016	$44,005

	Three Months Ended
	January 31,
	2008	2007
GAAP earnings per share	$0.31	$0.16
Adjustments:
Amortization of intangible assets	0.08	0.09
Share-based compensation	0.10	0.11
Tax effect	(0.05)	(0.06)
Non-GAAP earnings per share	$0.44	$0.30

Shares used in calculation	150,683	148,113

Reconciliation of Target Operating Results

The following tables reconcile the specific items excluded from GAAP in the calculation of target non-GAAP operating results for the periods indicated below:

GAAP to Non-GAAP Reconciliation of Second Quarter Fiscal Year 2008 Targets

( in thousands, except per share amounts)

	Range for Three Months
	Ending April 30, 2008
	Low	High
Target GAAP expenses	$269,000	$283,000
Adjustment:
Estimated impact of amortization of intangible assets	(11,000)	(13,000)
Estimated impact of share-based compensation	(16,000)	(18,000)
Target non-GAAP expenses	$242,000	$252,000

	Range for Three Months
	Ending April 30, 2008
	Low	High
Target GAAP earnings per share	$0.22	$0.26
Adjustment:
Estimated impact of amortization of intangible assets	0.09	0.07
Estimated impact of share-based compensation	0.12	0.11
Net non-GAAP tax effect	(0.06)	(0.05)
Target non-GAAP earnings per share	$0.37	$0.39

Shares used in non-GAAP calculation (midpoint of target range)	147,500	147,500

GAAP to Non-GAAP Reconciliation of Full Fiscal Year 2008 Targets

	Range for Fiscal Year
	Ending October 31, 2008
	Low	High
Target GAAP earnings per share	$1.03	$1.12
Adjustment:
Estimated impact of amortization of intangible assets	0.28	0.26
Estimated impact of share-based compensation	0.47	0.44
Net non-GAAP tax effect	(0.22)	(0.21)
Target non-GAAP earnings per share	$1.56	$1.61

Shares used in non-GAAP calculation (midpoint of target range)	147,500	147,500

Earnings Call Open to Investors

Synopsys will hold a conference call for financial analysts and investors today at 2:00 p.m., Pacific Time.  A live webcast of the call will be available at Synopsys’ corporate website at http://www.synopsys.com/corporate/invest/invest.html.  A recording of the call will be available by calling +1-800-475-6701 (+1-320-365-3844 for international callers), access code 909867, beginning at 5:30 p.m. Pacific Time today.  A webcast replay will also be available on the website from approximately 5:30 p.m. Pacific Time today through the time Synopsys announces its results for the second quarter fiscal 2008 in May 2008.  In addition, Synopsys will post copies of the prepared remarks of Aart de Geus, chairman and chief executive officer, and Brian Beattie, chief financial officer, on its website following the call.

Effectiveness of Information

The targets included in this release, the statements made during the earnings conference call and the information contained in the financial supplement represent Synopsys’ expectations and beliefs as of the date of this release only.  Although this press release, copies of the prepared remarks of the chief executive officer and chief financial officer made during the call and the financial supplement will remain available on Synopsys’ website through the date of the second quarter earnings call in May 2008, their continued availability through such date does not mean that Synopsys is reaffirming or confirming their continued validity.  Synopsys does not currently intend to report on its progress during the second quarter of fiscal 2008 or comment to analysts or investors on, or otherwise update, the targets given in this earnings release.

Availability of Final Financial Statements

Synopsys will include final financial statements for the first quarter of fiscal 2008 in its quarterly report on Form 10-Q to be filed by March 13, 2008.

About Synopsys

Synopsys, Inc. (Nasdaq:SNPS) is a world leader in electronic design automation (EDA) software for semiconductor design. The Company delivers technology-leading system and semiconductor design and verification platforms, IC manufacturing and yield optimization solutions, semiconductor intellectual property and design services to the global electronics market. These solutions enable the development and production of complex integrated circuits and electronic systems. Through its comprehensive solutions, Synopsys addresses the key challenges designers and manufacturers face today, including power management, accelerated time to yield and system-to-silicon verification. Synopsys is headquartered in Mountain View, California, and has more than 60 offices located throughout North America, Europe, Japan and Asia.  Visit Synopsys online at http://www.synopsys.com/.

Forward-Looking Statements

The statements made in this press release regarding projected financial results in the sections entitled “Financial Targets,” and “Reconciliation of Target Operating Results” and certain statements made in the earnings conference call are forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934.  Actual results could differ materially from those described by these statements due to a number of uncertainties, including, but not limited to:

•                  weakness or continued budgetary caution in the semiconductor or electronics industries;

•                  lower-than-expected research and development spending by semiconductor and electronic systems companies;

•                  competition in the market for Synopsys’ products and services;

•                  lower-than-anticipated new IC design starts;

•                  lower-than-anticipated purchases or delays in purchases of software or consulting services by Synopsys’ customers, including delays in the renewal, or non-renewal, of Synopsys’ license arrangements with major customers;

•                  failure of customers to pay license fees as scheduled;

•                  changes in the mix of time-based licenses and upfront licenses;

•                  lower-than-expected bookings;

•                  failure of Synopsys’ cost control efforts, including recent efforts to outsource certain internal functions, to result in the anticipated savings;

•                  failure to successfully develop additional intellectual property blocks for its IP business; and

•                  difficulties in the integration of the products and operations of acquired companies or assets into Synopsys’ products and operations.

In addition, Synopsys’ actual expenses and earnings per share on a GAAP and non-GAAP basis for the fiscal quarter ending April 30, 2008 and actual expenses, earnings per share and operating cash flow on a GAAP and non-GAAP basis for fiscal year 2008 could differ materially from the targets stated under “Financial Targets” above for a number of reasons, including, but not limited to, (i) a determination by Synopsys that any portion of its goodwill or intangible assets have become impaired, (ii) application of the actual consolidated GAAP and non-GAAP tax rates for such periods, or judgment by management, based upon the status of pending audits or new accounting interpretations such as FASB Interpretation No. 48, to increase or decrease an income tax asset or liability, (iii) integration and other acquisition-related expenses including amortization of additional intangible assets associated with future acquisitions, if any, (iv) changes in the anticipated amount of employee share-based compensation expense recognized on Synopsys’ financial statements, (v) actual change in the fair value of Synopsys’ non-qualified deferred compensation plan obligations, (vi) increases or decreases to estimated capital expenditures, (vii) changes driven by new accounting rules, regulations, interpretations or pronouncements, and (viii) other risks as detailed in our SEC filings, including those described in the “Risk Factors” section in our Annual Report on Form 10-K for the fiscal year ended October 31, 2007.  Furthermore, Synopsys’ actual tax rates applied to  income for the second quarter and fiscal year 2008 could differ from the targets given in this press release as a result of a number of factors, including the actual geographic mix of revenue during the quarter.  Finally, Synopsys’ targets for outstanding shares in the second quarter and fiscal year 2008 could differ from the targets given in this press release as a result of higher than expected employee stock plan issuances or stock option exercises, acquisitions and the extent of Synopsys’ stock repurchase activity.

Synopsys is under no obligation to (and expressly disclaims any such obligation to) update or alter any of the forward-looking statements made in this earnings release, the conference call or the financial supplement whether as a result of new information, future events or otherwise, unless otherwise required by law.

###

Synopsys is a registered trademark of Synopsys, Inc.  Any other trademarks mentioned in this release are the property of their respective owners.

SYNOPSYS, INC.

Unaudited Condensed Consolidated Statements of Operations (1)

(in thousands, except per share amounts)

	Three Months Ended January 31,
	2008	2007
Revenue:
Time-based license	$267,860	$251,606
Upfront license	12,521	13,503
Maintenance and service	35,084	35,101
Total revenue	315,465	300,210
Cost of revenue:
License	40,398	35,520
Maintenance and service	15,879	16,146
Amortization of intangible assets	5,033	6,709
Total cost of revenue	61,310	58,375
Gross margin	254,155	241,835
Operating expenses:
Research and development	92,514	95,884
Sales and marketing	77,370	89,808
General and administrative	23,841	29,677
Amortization of intangible assets	6,591	6,644
Total operating expenses	200,316	222,013
Operating income	53,839	19,822
Other income, net	6,330	7,934
Income before income taxes	60,169	27,756
Provision for income taxes	13,724	4,399
Net income	$46,445	$23,357

Net income per share:
Basic	$0.32	$0.16
Diluted	$0.31	$0.16

Shares used in computing per share amounts:
Basic	146,001	142,772
Diluted	150,683	148,113

(1)  Synopsys’ first quarter ends on February 2, 2008 and February 3, 2007, respectively.  For presentation purposes, the Unaudited Condensed Consolidated Statements of Operations refer to a calendar month end.

SYNOPSYS, INC.

Unaudited Condensed Consolidated Balance Sheets (1)

(in thousands, except par value amounts)

	January 31, 2008	October 31, 2007
ASSETS:
Current assets:
Cash and cash equivalents	$428,055	$579,327
Short-term investments	432,260	405,126
Total cash, cash equivalents and short-term investments	860,315	984,453
Accounts receivable, net	142,054	123,900
Deferred income taxes	126,262	123,165
Income taxes receivable	40,684	42,525
Prepaid expenses and other current assets	52,187	53,496
Total current assets	1,221,502	1,327,539
Property and equipment, net	128,578	131,866
Goodwill	768,848	767,087
Intangible assets, net	67,173	78,792
Long-term deferred income taxes	181,404	216,642
Other assets	97,366	95,411
Total assets	$2,464,871	$2,617,337

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$165,054	$246,209
Accrued income taxes	16,569	207,572
Deferred revenue	528,932	577,295
Total current liabilities	710,555	1,031,076
Deferred compensation and other liabilities	88,324	84,648
Accrued income taxes	146,373	—
Long-term deferred revenue	79,693	65,220
Total liabilities	1,024,945	1,180,944
Stockholders’ equity:
Preferred stock, $0.01 par value: 2,000 shares authorized; none outstanding	—	—
Common stock, $0.01 par value: 400,000 shares authorized; 143,663 and 146,365 shares outstanding, respectively	1,437	1,464
Capital in excess of par value	1,423,949	1,401,965
Retained earnings	313,413	263,977
Treasury stock, at cost: 10,867 and 16,619 shares, respectively	(302,435)	(234,918)
Accumulated other comprehensive income (loss)	3,562	3,905
Total stockholders’ equity	1,439,926	1,436,393
Total liabilities and stockholders’ equity	$2,464,871	$2,617,337

(1) Synopsys’ first quarter ends on February 2, 2008. For presentation purposes, the Unaudited Condensed Consolidated Balance Sheets refer to a calendar month end.

SYNOPSYS, INC.

Unaudited Condensed Consolidated Statements of Cash Flows (1)

(in thousands)

	Three Months Ended January 31,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$46,445	$23,357
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Amortization and depreciation	25,333	27,179
Share-based compensation	15,644	16,215
Allowance for doubtful accounts	—	(130)
(Gain) loss on sale of investments	200	(3)
Deferred income taxes	(1,858)	804
Net change in deferred gains and losses on cash flow hedges	2,104	1,306
Net changes in operating assets and liabilities, net of acquired assets and liabilities:
Accounts receivable	(17,077)	(18,354)
Prepaid expenses and other current assets	(1,185)	(5,840)
Other assets	(488)	217
Accounts payable and accrued liabilities	(81,102)	(66,075)
Accrued income taxes	2,754	(6,206)
Deferred revenue	(42,969)	84,351
Deferred compensation and other liabilities	1,018	(756)
Net cash (used in) provided by operating activities	(51,181)	56,065

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sales and maturities of short-term investments	150,523	65,129
Purchases of short-term investments	(173,675)	(126,161)
Purchases of long-term investments	(1,500)	—
Purchases of property and equipment	(9,726)	(11,510)
Capitalization of software development costs	(704)	(783)
Net cash used in investing activities	(35,082)	(73,325)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuances of common stock	12,097	81,583
Purchases of common stock	(82,865)	(18,070)
Net cash (used in) provided by financing activities	(70,768)	63,513
Effect of exchange rate changes on cash and cash equivalents	5,759	144
Net change in cash and cash equivalents	(151,272)	46,397
Cash and cash equivalents, beginning of period	579,327	330,759
Cash and cash equivalents, end of period	$428,055	$377,156

(1) Synopsys’ first quarter ends on February 2, 2008 and February 3, 2007, respectively. For presentation purposes, the Unaudited Condensed Consolidated Statements of Cash Flows refer to a calendar month end.